EXHIBIT 21.1

SUBSIDIARIES OF THE REGISTRANT

Subsidiaries	State/Country
Burton Group, Inc.	Utah, USA
Capterra, Inc.	Delaware, USA
Computer Financial Consultants, Inc.	Delaware, USA
Computer Financial Consultants, Limited	United Kingdom
Dataquest, Inc.	California, USA
Software Advice, Inc.	Delaware, USA
G.G. Properties, Ltd.	Bermuda
Gartner Advisory (Singapore) PTE LTD.	Singapore
Gartner Australasia PTY Limited ( including branch in New Zealand)	Australia
Gartner Austria GmbH	Austria
Gartner Belgium BVBA ( including branch in Luxembourg)	Belgium
Gartner Canada Co.	Nova Scotia, Canada
Gartner Consulting (Beijing) Co., LTD.	China
Gartner Denmark ApS	Denmark
Gartner Deutschland, GmbH	Germany
Gartner do Brasil Servicos De Pesquisas LTDA.	Brazil
Gartner Espana, S.L. ( including branch in Portugal)	Spain
Gartner Europe Holdings, B.V.	The Netherlands
Gartner France S.A.R.L.	France
Gartner Finland Oy	Finland
Gartner Gulf FZ, LLC - ( including branch in Abu Dhabi)	United Arab Emirates
Gartner Group Taiwan LTD.	Taiwan
Gartner Group (Thailand) Ltd.	Thailand
Gartner Holdings Ireland UC	Ireland
Gartner Holdings, LLC	Delaware, USA
Gartner Hong Kong, Limited	Hong Kong
Gartner India Research & Advisory Services Private Ltd.	India
Gartner Investments I, LLC	Delaware, USA
Gartner Investments II, LLC	Delaware, USA
Gartner Ireland Limited	Ireland
Gartner Italia, S.r.L.	Italy
Gartner Israel Advisory Ltd.	Israel
Gartner Japan Ltd.	Japan
Gartner Mexico S. de R. L. de C.V.	Mexico
Gartner Nederland B.V.	The Netherlands
Gartner Norge A.S.	Norway
Gartner Poland SP z.o.o	Poland
Gartner Research & Advisory Korea Co., Ltd.	Korea
Gartner Research & Advisory (Malaysia) Ltd.	Malaysia
Gartner RUS LLC	Russia
Gartner Saudi Arabia Ltd.	Saudi Arabia
Gartner South Africa (Pty) Ltd.	South Africa
Gartner Sverige AB	Sweden
Gartner Switzerland GmbH	Switzerland

Gartner Turkey Teknoloji Arastirma ve Danismanlik Hizmetleri Limited Sirketi	Turkey
Gartner U.K. Limited	United Kingdom
1422722 Ontario, Inc.	Canada
Meta Group GmbH	Germany
META Saudi Arabia	Saudi Arabia
Ideas International Pty Limited	Australia
Nubera eBusiness, S.L.	Spain
Machina Research Limited	United Kingdom
Machina Research USA, Inc.	Delaware, USA
Newco 5CL Limited	United Kingdom
Rapture World Limited	United Kingdom
SCM World US, Inc.	Delaware, USA
SCM World Limited	United Kingdom
Senexx Israel Ltd.	Israel
L2 Think Tank Holdings Ltd	Ireland
L2 UK Limited	United Kingdom
L2, Inc.	Delaware, USA
Personnel Decisions Research Institutes, LLC	Minnesota, USA
Sircleit, Inc.	Delaware, USA
Software Advice, Inc.	California, USA
Sports Leadership Acquisition Co.	Delaware, USA
Sports Leadership Institute, Inc.	Delaware, USA
SunStone Analytics	California, USA
Talent Assessment Holding Ltd.	United Kingdom
The Research Board, Inc.	Delaware, USA
Valtera Corporation US	Illinois, USA
CEB Australia PTY Limited	Australia
CEB ( Barbados) SRL	Barbados
CEB Canada Inc.	Canada
CEB Germany GmbH	Germany
CEB Global Holdings Limited	United Kingdom
CEB Global Limited	United Kingdom
CEB Holdings Australia PTY Limited	Australia
CEB Holdings UK 1 Limited	United Kingdom
CEB Holdings UK 2 Limited	United Kingdom
CEB Inc.	Delaware, USA
CEB India Private Limited	Gurgaon
CEB International Holdings, Inc	Delaware, USA
CEB Singapore Pte. Limited	Singapore
CFO Forum Australia PTY Ltd	Australia
CXO Acquisition Co	Delaware, USA
Evanta Ventures Inc.	Delaware, USA
HR Director Forum PTY Ltd	Australia
Jeanneret & Associates Inc.	Texas, USA
Melcrum Limited	United Kingdom
SHL US LLC	Delaware, USA
The Corporate Executive Board Spain S.L.	Spain
SHL Australia Pty Limited
SHL Australia Pty Limited
SHL Belgium SA
SHL Canada Inc.
SHL China Ltd
SHL Group Denmark, filial af SHL Product Ltd, UK
SHL Finland, SHL Product Ltd:n Suomen sivuliike
SHL France SAS
SHL Saville & Holdsworth (Deutschland) GmbH
SHL Hong Kong Limited
SHL (India) Private Limited
SHL Italy Srl Unipersonale
Savhold BV
Saville & Holdsworth International BV
SHL Nederland BV
SHL New Zealand Limited
SHL Norge A/S
SHL Singapore Pte Limited
SHL Global Holdings PTY Limited
SHL Saville & Holdsworth (Proprietary) Limited
SHL Group Sverige, filial till SHL Product Ltd UK
SHL Sverige AB
SHL AG
CEB Middle East FZ -= LLC
Saville & Holdsworth Limited
SHL Group Limited
SHL People Solutions Group Holdings Ltd
SHL Product Ltd
Australia

SHL Belgium SA	Belgium
SHL Canada Inc.	Canada
SHL China Ltd.	China
SHL Group Denmark, filial af SHL Product Ltd, UK	Denmark
SHL Finland, SHL Product Ltd:n Suomen sivuliike	Finland
SHL France SAS	France
SHL Saville & Holdsworth (Deutschland) GmbH	Germany
SHL Hong Kong Limited	Hong Kong
SHL (India) Private Limited	India
SHL Italy Srl Unipersonale	Italy
Savhold BV	The Netherlands
Saville & Holdsworth International BV	The Netherlands
SHL Nederland BV	The Netherlands
SHL New Zealand Limited	New Zealand
SHL Norge A/S	Norway
SHL Singapore Pte Limited	Singapore
SHL Global Holdings PTY Limited	South Africa
SHL Saville & Holdsworth (Proprietary) Limited	South Africa
SHL Group Sverige, filial till SHL Product Ltd UK	Sweden
SHL Sverige AB	Sweden
SHL AG	Switzerland
CEB Middle East FAZ - LLC	United Arab Emirates
Saville & Holdsworth Limited	United Kingdom
SHL Group Limited	United Kingdom
SHL Product Solutions Group Holdings Ltd	United Kingdom
SHL Product Ltd	United Kingdom